As filed with the Securities and Exchange Commission on March 10, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the Securities Act of 1933

Cbeyond, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4813	59-3636526
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

320 Interstate North Parkway, Suite 300

Atlanta, Georgia 30339

(678) 424-2400

(Address of registrant’s principal executive offices)

2005 Equity Incentive Award Plan

of Cbeyond, Inc.

(Full title of Plan)

Copy to:	Copy to:
James F. Geiger Chairman, President and Chief Executive Officer Cbeyond, Inc. 320 Interstate North Parkway, Suite 300 Atlanta, Georgia 30339 (678) 424-2400	Joel H. Trotter, Esq. Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 (202) 637-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	746,337 shares(2)	$12.80(3)	$9,553,113.60	$1,109.12

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the 2005 Equity Incentive Award Plan (the “2005 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	Represents 746,337 additional shares of common stock available for issuance under the 2005 Plan. This amount represents the shares by which the 2005 Plan automatically increased on January 1, 2011 pursuant to the evergreen provision therein.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) for the 746,337 shares registered hereunder (based on the average of the high and low prices for our common stock reported by the Nasdaq Global Market on March 7, 2011).

PART I

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

The registrant filed with the Commission the following Registration Statements on Form S-8 relating to shares of the registrant’s common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold under the 2005 Plan, and, pursuant to General Instruction E of Form S-8, the contents of each such prior Registration Statement on Form S-8 filed November 8, 2005 (File No. 333-129556), May 2, 2007 (File No. 333-142562), May 15, 2008 (File No. 333-150938) and November 4, 2010 (File No. 333-170372) are incorporated by reference in this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

The registrant is hereby registering an additional 746,337 shares of Common Stock issuable under the 2005 Plan, bringing the total number of shares registered for purchase under the Plan to 14,610,897 shares.

Item 8.	Exhibits

Exhibit	Description

5.1	Opinion of Vice President and General Counsel of Cbeyond, Inc. (filed herewith)

10.1	2005 Equity Incentive Award Plan of Cbeyond, Inc. (filed as Exhibit 10.10 to Amendment No. 8 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.2	Form of Stock Option Grant Notice and Stock Option Agreement under the 2005 Equity Incentive Award Plan of Cbeyond, Inc. (filed as Exhibit 10.18 to Amendment No. 4 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.3	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2005 Equity Incentive Award Plan of Cbeyond, Inc. (filed as Exhibit 10.5 to our Registration Statement on Form S-8 (No. 333-142562) and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Vice President and General Counsel of Cbeyond, Inc. (included in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 10th day of March, 2011.

CBEYOND, INC.

By:	/s/ James F. Geiger
James F. Geiger
Chairman, President, and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints James F. Geiger and J. Robert Fugate, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James F. Geiger James F. Geiger	Chairman, President and Chief Executive Officer	March 10, 2011

/s/ J. Robert Fugate J. Robert Fugate	Executive Vice President and Chief Financial Officer	March 10, 2011

/s/ Henry C. Lyon Henry C. Lyon	Vice President and Chief Accounting Officer	March 10, 2011

/s/ John Chapple John Chapple	Director	March 10, 2011

/s/ Douglas C. Grissom Douglas C. Grissom	Director	March 10, 2011

/s/ D. Scott Luttrell D. Scott Luttrell	Director	March 10, 2011

/s/ Martin Mucci Martin Mucci	Director	March 10, 2011

/s/ David A. Rogan David A. Rogan	Director	March 10, 2011

/s/ Larry D. Thompson Larry D. Thompson	Director	March 10, 2011

/s/ Kevin Costello Kevin Costello	Director	March 10, 2011

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Vice President and General Counsel of Cbeyond, Inc. (filed herewith)

10.1	2005 Equity Incentive Award Plan of Cbeyond, Inc. (filed as Exhibit 10.10 to Amendment No. 8 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.3	Form of Stock Option Grant Notice and Stock Option Agreement under the 2005 Equity Incentive Award Plan of Cbeyond, Inc. (filed as Exhibit 10.18 to Amendment No. 4 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.4	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2005 Equity Incentive Award Plan of Cbeyond, Inc. (filed as Exhibit 10.5 to our Registration Statement on Form S-8 (No. 333-142562) and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Vice President and General Counsel of Cbeyond, Inc. (included in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature page to this Registration Statement)